                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this Registration Statement on Form S-4 of our report dated April 1, 1998, on our audit of the statement of financial position of IMS Health Incorporated as of March 31, 1998, which report is included in Annex IV to this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
June 1, 1998